Exhibit 10.1

April 16, 2014

Ms. Holly Bonner

Account Director

134 Rio Robles Drive

San Jose, CA 95134

Reference: Global Supply Agreement, dated April 21, 2005

Dear Holly:

To allow for adequate time to complete negotiations of our existing GSA document, we are amending the Global Supply Agreement between Applied Materials and MKS Instruments to extend the existing term. We will in good faith work on an evergreen agreement within anticipated completion in the next three months. Unless the GSA is terminated sooner, the term of the GSA will now expire on July 30th, 2014.

All other Terms and Conditions of the Global Supply Agreement remain unchanged. Additionally, any Addendums that expire upon the expiry or termination of the GSA shall also be extended for this additional period, unless terminated earlier as provided in the Addendum or this letter.

Sincerely,

/s/ John A. Casey
John A. Casey Sr. Commodity Business Manager

/s/ John A. Casey	4/16/14
Applied Materials	Date

/s/ Gerald G. Colella	4/27/14
MKS Instruments Gerald G. Colella CEO & President	Date